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                                                                     Exhibit 5

                                 [Letterhead]




                                                        April 23, 1998

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re: Trans World Entertainment Corporation


Dear Sirs:

     We have acted as counsel for Trans World Entertainment Corporation, a New York corporation (the "Corporation"), in connection with its filing of a Registration Statement on Form S-3 (Registration No. 333-48891) with respect to the sale of 4,025,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock").

     We hereby consent to the filing of this opinion as an exhibit to such Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained therein.


                                      Very truly yours,


                                      /s/ CAHILL GORDON & REINDEL